EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS Series Trust X (the "Trust"), of my opinion dated November 20, 1998, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on November 25, 1998.


                                                     JAMES R. BORDEWICK, JR.
                                                     -----------------------
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary


Boston, Massachusetts
May 10, 1999